                                                                Exhibit 10.5(g)


                                                        CONFORMED COPY

            FOURTH AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                             dated as of

                          September 17, 1999

                                among

                   Toyota Motor Credit Corporation

                      The Banks Listed Herein

                                 and

                        Bank of America, N.A.,
                      as Administrative Agent
                     -------------------------
                     The Chase Manhattan Bank,
                       as Syndication Agent

        The Bank of Tokyo-Mitsubishi, Ltd. and Citicorp USA, Inc.,
                      as Documentation Agents

                  Banc of America Securities LLC,
          as Sole Lead Arranger and Sole Book Manager

           FOURTH AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

      FOURTH AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT  (this
"Agreement") dated as of September 17, 1999 among TOYOTA MOTOR CREDIT CORPORATION, the BANKS listed on the signature pages hereof and BANK OF AMERICA, N.A., as Administrative Agent.

      WHEREAS, the parties hereto have heretofore entered into a 364-Day Credit Agreement dated as of September 29, 1994, as amended as of September 28, 1995 and as amended and restated as of September 24, 1996, September 23, 1997 and September 22, 1998 (collectively the "Existing Agreement"); and

      WHEREAS, no Loans are outstanding under the Existing Agreement on the date hereof; and

      WHEREAS, certain Persons listed on the signature pages hereof which are not parties to the Existing Agreement desire to become Banks party to this Agreement;

      WHEREAS, certain Persons which are party to the Existing Agreement as "Banks" thereunder do not desire to be Banks party to this Agreement;

      WHEREAS, Morgan Guaranty Trust Company of New York desires to resign as agent under the Existing Agreement and the Banks desire to appoint Bank of America, N.A. (and Bank of America, N.A. desires to accept such appointment) to succeed to and become vested with all the rights and duties of the retiring agent under the Existing Agreement effective upon the Effective Date (as defined below);

      WHEREAS, the parties hereto desire to further amend the Existing Agreement as set forth herein and to restate the Existing Agreement in its entirety to read as set forth below;

      NOW, THEREFORE, the parties hereto agree to amend and restate the Existing Agreement as follows:

                                          ARTICLE 1

                                          DEFINITIONS

      Section 1.1 Definitions.  The following terms, as used herein, have the
      -----------------------
following meanings:

      "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

      "Adjusted CD Rate" has the meaning set forth in Section 2.7(b).

      "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.7(c).

      "Administrative Agent" means Bank of America, N.A. in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

      "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

      "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

      "Assessment Rate" has the meaning set forth in Section 2.7(b).

      "Assignee" has the meaning set forth in Section 9.6(c).

      "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

      "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article 8.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "Borrower" means Toyota Motor Credit Corporation, a California corporation, and its successors.

      "Borrower's 1998 Form 10-K" means the Borrower's annual report on Form 10-K for 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      "Borrowing" has the meaning set forth in Section 1.3.


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
      "CD Base Rate" has the meaning set forth in Section 2.7(b).

      "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

      "CD Margin" has the meaning set forth in Section 2.7(b).

      "CD Reference Banks" means Credit Suisse First Boston, Deutsche Bank AG and Bank of America, N.A.

      "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof or, if the Commitments are increased pursuant to Section 2.16, such amount for such Bank set forth on the most recent schedule distributed by the Administrative Agent pursuant to Section 2.16(g), as such amount may be reduced from time to time pursuant to Section 2.9.

      "Committed Loan" means a loan made by a Bank pursuant to Section 2.1.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

      "Continuation" and "Continue" mean, with respect to any Committed Loan, the continuation of such Committed Loan as a Base Rate Loan, CD Loan or Euro-Dollar Loan, as the case may be.

      "Conversion" and "Convert" mean (i) with respect to any Committed Loan, the conversion of such Committed Loan from or into another Type of Committed Loan and (ii) with respect to any Money Market Loan, the conversion of such Money Market Loan into a Committed Loan of any Type.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized by law to close.

      "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

      "Domestic Loans" means CD Loans or Base Rate Loans or both.


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
      "Domestic Reserve Percentage" has the meaning set forth in
Section 2.7(b).

      "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

      "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

      "Euro-Dollar Margin" has the meaning set forth in Section 2.7(c).

      "Euro-Dollar Reference Banks" means the principal London offices of Credit Suisse First Boston, Deutsche Bank AG and Bank of America, N.A.

      "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.7(c).

      "Event of Default" has the meaning set forth in Section 6.1.

      "Extended Maturity Date" means the date that is one calendar year from the Termination Date.


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
      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America, N.A. on such day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

      "Fee Letter" has the meaning set forth in Section 7.11.

      "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1(b)) or any combination of the foregoing.

      "Indemnitee" has the meaning set forth in Section 9.3(b).

      "Interest Period" means:   (1) with respect to each Euro-Dollar
Borrowing or Continuation of or Conversion to a Euro-Dollar Loan, the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto, as the case may be, and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Continuation/Conversion; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless
      such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last
Euro-
      Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

      (2) with respect to each CD Borrowing or Continuation of or Conversion to a CD Loan, the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto, as the case may be, and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Continuation/Conversion; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall, subject to clause (b)
below,
       be extended to the next succeeding Domestic Business Day; and

            (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

      (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless
       such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

      (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.3; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall, subject to clause (b)
below,
      be extended to the next succeeding Domestic Business Day; and

            (b)any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

Notwithstanding the foregoing, the Borrower may select an Interest Period for a CD Loan or a Euro-Dollar Loan which would end after the Termination Date only if it has previously delivered, or delivers concurrently with the applicable Notice of Borrowing or Notice of Continuation/Conversion, a request for an extension of the Termination Date pursuant to Section 2.15.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

      "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

      "London Interbank Offered Rate" has the meaning set forth in
Section 2.7(c).

      "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

      "Maturity Date" means the Termination Date or, if extended pursuant to
Section 2.15, the Extended Maturity Date.

      "Money Market Absolute Rate" has the meaning set forth in
Section 2.3(d).

      "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

      "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

      "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

      "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

      "Money Market Margin" has the meaning set forth in Section 2.3(d).

      "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

      "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "New Banks" has the meaning set forth in Section 2.16(d).

      "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

      "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in
Section 2.3(f)).

      "Notice of Continuation/Conversion" means a Notice of Continuation/Conversion (as defined in Section 2.4).

      "Parent" means, with respect to any Bank, any Person controlling such Bank.

      "Participant" has the meaning set forth in Section 9.6(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Prime Rate" means the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "prime rate." Such rate is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Regulatory Change" has the meaning set forth in Section 8.3(a).

      "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

      "Significant Subsidiary" means any Subsidiary which would meet the definition of "Significant Subsidiary" contained in Regulation S-X (or similar successor provision) of the Securities and Exchange Commission.

      "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

      "Termination Date" means September 15, 2000 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

      "TMC Consolidated Subsidiary" means at any date a Subsidiary or other entity the accounts of which would be consolidated with those of Toyota Motor Corporation in its consolidated financial statements if such statements were prepared as of such date.

      "Type" refers to whether a Committed Loan is a Base Rate Loan, CD Loan or Euro-Dollar Loan, each of which constitutes a Type.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      Section 1.2      Accounting Terms and Determinations    .  Unless
otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

      Section 1.3      Types of Borrowings    .  The term "Borrowing"
denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on a single date and, in the case of a Fixed Rate Loan, for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE 2

                                 THE CREDITS

Section 2.1      Commitments to Lend; Changes in Commitments.
      (a) From time to time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that (i) the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and
(ii) the aggregate principal amount of all Committed Loans and Money Market Loans at any one time outstanding shall not exceed the aggregate Commitments of all the Banks at such time. Each Borrowing under this Section shall be in an aggregate principal amount of $50,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section.

      (b) From and after the Effective Date, (i) each Person listed on the signature pages hereof which is not a party to the Existing Agreement shall become a Bank party to this Agreement, (ii) the Commitment of each Bank party hereto shall be the amount set forth opposite the name of such Bank on the signature pages hereof and (iii) each Person which is a party to the Existing Agreement as a "Bank" thereunder whose name is not set forth on the signature pages hereof shall not be a Bank party hereto and all accrued but unpaid fees and other amounts payable to such Person under the Existing Agreement shall be due and payable on the Effective Date, provided that the provisions of
Section 9.03 of the Existing Agreement shall continue to inure to the benefit of each such Person.

Section 2.2 Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 9:00 A.M. (Pacific time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

      (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

      (b)  the aggregate amount of such Borrowing,

      (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

      (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.


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
Section 2.3  Money Market Borrowings.

      (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans in United States Dollars to the Borrower; provided that the aggregate principal amount of all Committed Loans and Money Market Loans at any one time outstanding shall not exceed the aggregate Commitments of all the Banks at such time. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

      (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 9:00 A.M. (Pacific time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

           (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

           (ii) the aggregate amount of such Borrowing, which shall be $50,000,000 or a larger multiple of $5,000,000,

           (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

           (iv) 	whether the Money Market Quotes requested are to set forth
      a Money Market Margin or a Money Market Absolute Rate.

      The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

      (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

      (d)  Submission and Contents of Money Market Quotes.    Each Bank
may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 1:00 P.M. (Pacific time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (Pacific time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Banks. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                (A)  the proposed date of Borrowing,
                (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000,
           (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                (E)  the identity of the quoting Bank.

      A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

           (iii)  Any Money Market Quote shall be disregarded if it:

                (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                (B)  contains qualifying, conditional or similar language;

                (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                (D)  arrives after the time set forth in
           subsection (d)(i).
      (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

      (f) Acceptance and Notice by Borrower. Not later than 9:00 A.M. (Pacific time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:
           (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related
       Money Market Quote Request,

           (ii) the principal amount of each Money Market Borrowing must be $50,000,000 or a larger multiple of $5,000,000, and

           (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be.

      (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

      Section 2.4  Continuation and Conversion Elections.  The
Borrower may elect by giving the Administrative Agent notice (a "Notice of Continuation/Conversion") on or before 9:00 A.M. Pacific time, on (x) the date of each Conversion of a Loan to a Base Rate Loan, (y) the second Domestic Business Day before each Continuation of a CD Loan or Conversion of a Loan to a CD Loan and (z) the third Euro-Dollar Business Day before each Continuation of a Euro-Dollar Loan or Conversion of a Loan to a Euro-Dollar Loan, to Convert all or any portion of any Committed Loan of one Type into a Committed Loan of another Type, to Convert all or any portion of any Money Market Loan into a Committed Loan of any Type or to Continue all or any portion of any Committed Loan of one Type as a Committed Loan of the same Type; provided, however, that (i) each such Conversion or Continuation shall be pro rated among the applicable outstanding Loans of all Banks, (ii) each such Conversion or Continuation shall be in a minimum principal amount not less than the minimum amount specified in Section 2.1(a), (iii) no portion of the outstanding principal amount of any Loan may be Continued or Converted when any Default or Event of Default has occurred and is continuing and (iv) in the absence of delivery of a timely Notice of Continuation/Conversion with respect to any Loan as set forth above, such Loan shall automatically Convert to, or Continue as, a Base Rate Loan on the last day of the then current Interest Period in the case of Fixed Rate Loans. Each Base Rate Loan shall automatically Continue without any action on the part of any Person until the earliest of (x) the Maturity Date, (y) the date such Base Rate Loan is prepaid and (z) the date such Base Rate Loan is Converted into a Loan of another Type. Such Notice of Continuation/Conversion shall specify:

      (a) the date of such Continuation or Conversion, which shall be (i) in the case of Fixed Rate Loans, the last day of the then current Interest Period of the Loans to be Continued or Converted and (ii) in the case of Base Rate Loans, the date specified in such Notice of Continuation/Conversion,

      (b)  the aggregate amount of the Loans to be Continued or Converted,

      (c) whether the Loans to be Continued or Converted are to remain or become CD Loans, Base Rate Loans or Euro-Dollar Loans, and

      (d) in the case of a Continuation or Conversion to a Fixed Rate Loan, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

      Section 2.5  Notice to Banks;  Funding of Loans.

      (a) Upon receipt of a Notice of Borrowing or a Notice of Continuation/Conversion, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such

Bank's share (if any) of such Borrowing, Continuation or Conversion and such Notice of Borrowing or Notice of Continuation/Conversion shall not thereafter be revocable by the Borrower.

      (b) Not later than 12:00 Noon (Pacific time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

      (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

       (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing or a Money Market Absolute Rate Borrowing, prior to 9:00 A.M. (Pacific time) on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.5 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

Section 2.6    Notes.    (a) The Loans of each Bank shall be evidenced by a
single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

      (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

      (c) Upon receipt of each Bank's Note pursuant to Section 3.1(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      (d) The Administrative Agent will upon request of the Borrower from time to time furnish information to the Borrower as to the types and amounts of Loans outstanding hereunder.

       Section 2.7   Interest Rates.    (a) Each Base Rate Loan shall
bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable on the last Domestic Business Day of each calendar quarter. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

      (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

      "CD Margin" means 0.235% per annum.

      The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                    ACDR      =      [CDBR]*    +   AR
                                   -----------
                                   [1.00-DRP]

                       ACDR = Adjusted CD Rate
                       CDBR = CD Base Rate
                       DRP = Domestic Reserve Percentage
                       AR = Assessment Rate

                   ----------------
                   * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

      The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 8:00 A.M. (Pacific time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

      "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

      "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of
12 C.F.R.   327.3(e) (or any successor provision) to the Federal Deposit
Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

      (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

      "Euro-Dollar Margin" means 0.11% per annum.

      The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

      The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

      "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

      (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by
(y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

(e) Subject to Section 8.1(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

      (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

      (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

      Section 2.8 Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks (including each New Bank from and after the date it becomes a Bank under this Agreement pursuant to
Section 2.16) ratably a facility fee at the rate of 0.04% per annum. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or such earlier date of termination) to but excluding the Maturity Date or any earlier date on which the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable on the last Domestic Business Day of each calendar quarter and on the Maturity Date (and, if later, the date the Loans shall be repaid in their entirety).

      Section 2.9 Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

      Section 2.10 Scheduled Termination of Commitments; Maturity of Loans. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on the Termination Date or, if extended pursuant to Section 2.15, the Extended Maturity Date.

      Section 2.11   Optional Prepayments.    The Borrower may, upon at least
one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1(a)), in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid. The interest accrued on such Borrowing to the date of prepayment shall be payable as set forth in Section

       2.7(a). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

      (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (c) Subject to Section 2.13, the Borrower may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, or upon at least three Domestic Business Days' notice to the Administrative Agent, prepay any CD Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

      (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

      Section 2.12   General Provisions as to Payments.    The
Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (Pacific time) on the date when due, in Federal or other funds immediately available in San Francisco, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

      Section 2.13 Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6 or 8 or otherwise, except pursuant to Section 8.2) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any

Bank in accordance with Section 2.5(a) or 2.11(c), or if the Borrower fails to continue or convert any Loan into a CD Loan or a Euro-Dollar Loan after notice has been given to any Bank in accordance with Section 2.5(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or, in the case of a Money Market Loan, prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, setting forth in reasonable detail the calculation of such amount, which certificate shall be conclusive if prepared reasonably and in good faith.

      Section 2.14 Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      Section 2.15 Extension of Maturity Date. At least 30 days prior to the Termination Date, the Borrower, by written notice to the Administrative Agent, may elect to extend the maturity of the Loans by one calendar year from the Termination Date; provided that for such extension to be effective, no Default shall have occurred and then be continuing on the date of such notice and on the Termination Date. In addition, if the Borrower delivers a Notice of Borrowing or Notice of Continuation/Conversion pursuant to which it selects an Interest Period for a Fixed Rate Loan which would end after the Termination Date, as required by the definition of "Interest Period", concurrently with such Notice of Borrowing or Notice of Continuation/Conversion, the Borrower, by written notice to the Administrative Agent, shall elect to extend the maturity of the Loans by one calendar year from the Termination Date, subject to the proviso in the preceding sentence. The Administrative Agent shall promptly notify each of the Banks of any extension of the maturity of the Loans made pursuant to this Section.

      Section 2.16   Increases in Commitments.

      (a) Provided that no Default shall have occurred and be continuing, the Borrower may at any time prior to the Termination Date request in writing that the then existing Commitments be increased by an amount which is not greater than $300,000,000 in the aggregate since the Effective Date in accordance with the provisions of this Section. Any request under this Section shall be submitted by the Borrower to the Banks through the Administrative Agent not less than 45 days prior to the proposed increase and shall specify the proposed effective date and amount of such increase and be accompanied by a certificate of an authorized officer of the Borrower, stating that no Default exists as of the date of the request or will result from the requested increase. The consent of the Banks shall not be required for an increase in the amount of the Commitments pursuant to this Section, except that each Bank shall have the right to consent to an increase in the amount of its Commitment as set forth in this Section 2.16.

      (b) Each Bank may approve or reject the Borrower's request in its sole and absolute discretion and, absent an affirmative written response within 30 days after receipt of the

Borrower's request, shall be deemed to have rejected the Borrower's request. The rejection of the Borrower's request by any number of Banks shall not affect the Borrower's right to increase the Commitments pursuant to this Section. No Bank which rejects the Borrower's request for an increase in the Commitments shall be subject to removal as a Bank under Section 8.6.

      (c) In responding to the Borrower's request, each Bank that is willing to increase the amount of its Commitment shall specify the amount of the proposed increase to which it is willing to commit.

      (d) If the aggregate principal amount offered to be committed to by the consenting Banks is less than the amount requested by the Borrower, the Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who are reasonably acceptable to the Administrative Agent as additional Banks hereunder in accordance with clause (f) of this Section (each, a "New Bank"), which New Banks may commit to the amount of the increase in the Commitments that has not been committed to by the increasing Banks; provided that the amount of the increase in the Commitments committed to by the increasing Banks and the New Banks shall not be greater than $300,000,000 in the aggregate since the Effective Date and provided further that the minimum Commitment of each New Bank shall be not less than the lowest Commitment of an existing Bank prior to the proposed increase in Commitments.

      (e) If the aggregate principal amount offered to be committed to by the consenting Banks is more than the amount requested by the Borrower, the Administrative Agent, in consultation with the Borrower, shall allocate the increase in Commitments among the consenting Banks.

      (f) Each New Bank designated by the Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Bank concurrently with the effectiveness of the proposed increase in the Commitments upon its execution of an instrument of joinder to this Agreement which is in form and substance reasonably acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Banks by an Assignment and Acceptance Agreement.

      (g) Subject to the foregoing, any increase requested by the Borrower shall be effective as of the date agreed to by the Borrower, the Administrative Agent, the increasing Banks and the New Banks (if any) and shall be in the principal amount equal to (i) the amount which the consenting Banks are willing to commit to as increases to the amount of their Commitments plus (ii) the amount offered by any New Banks. Upon the effectiveness of any such increase, the Borrower shall issue replacement Notes to each affected Bank and new Notes to each New Bank, and the Commitments of each Bank will be adjusted to give effect to the increase in the Commitments and set forth in a new schedule issued by the Administrative Agent.

                                   ARTICLE 3

                                  CONDITIONS

      Section 3.1 Effectiveness. The amendment and restatement of the Existing Agreement shall become effective on the date that each of the following conditions shall have been satisfied:

      (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

      (b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.6;

      (c) receipt by the Administrative Agent of an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

      (d) receipt by the Administrative Agent of an opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or the Required Banks may reasonably request;

      (e) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

      (f) receipt and review by the Administrative Agent and the Banks, with results reasonably satisfactory to the Administrative Agent and the Banks, of information confirming that (i) the Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and its Subsidiaries as a result of the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of the Borrower and its Subsidiaries to successfully address the "Year 2000 Problem", (ii) the Borrower's and its Subsidiaries' material computer applications will, on a timely basis, adequately address the "Year 2000 Problem" in all material respects and (iii) the material computer applications of the key vendors and customers of Borrower and its Subsidiaries will on a timely basis adequately address the "Year 2000 Problem" in all material respects or the Borrower and its Subsidiaries will develop contingency plans to adequately address such failure of any such vendors and customers in all material respects;

      (g) there shall have been no material disruption of or a material adverse change in the financial, banking or capital markets which the Administrative Agent or the Arranger deem material in their sole discretion;

      (h) all accrued but unpaid fees under the Existing Agreement shall have been paid in full; and

      (i) receipt by the Administrative Agent of evidence satisfactory to it of the effectiveness of the Fourth Amended and Restated 364-Day Credit Agreement of even date herewith among Toyota Motor Sales, U.S.A., Inc., the banks listed therein and Bank of America, N.A., as Administrative Agent for such banks;
provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied or waived by all the Banks not later than September 21, 1999. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

      Section 3.2 Borrowings; Continuations; Conversions. The obligation of any Bank to make, Continue or Convert a Loan on the occasion of any Borrowing, Continuation or Conversion is subject to the satisfaction of the following conditions:

      (a) receipt by the Administrative Agent of a Notice of Borrowing or a Notice of Continuation/Conversion as required by Section 2.2, 2.3 or 2.4, as the case may be;

      (b) the fact that, immediately after such Borrowing, Continuation or Conversion, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

      (c) the fact that, immediately before and after such Borrowing, Continuation or Conversion, no Default shall have occurred and be continuing; and

      (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Continuation or Conversion of a Committed Loan, the representations and warranties set forth in Sections 4.4(c), 4.5 and 4.12 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing, Continuation or Conversion.

      Each Borrowing, Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, Continuation or Conversion, as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that:

      Section 4.1 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of California, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      Section 4.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries.

      Section 4.3 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

      Section 4.4   Financial Information.

      (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1998 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Borrower's 1998 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

      (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1999 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, except as stated therein, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).
       (c) Since September 30, 1998, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

      Section 4.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

      Section 4.6   Compliance with ERISA.  Each member of the
ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      Section 4.7 Environmental Matters. In the ordinary course of its business, the Borrower conducts a review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries. On the basis of this review, the Borrower has reasonably concluded that the costs of compliance with Environmental Laws, including associated liabilities, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

      Section 4.8 Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      Section 4.9 Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      Section 4.10 Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 4.11 Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in all material respects on the date as of which such information is stated or certified.

      Section 4.12 Year 2000. The Borrower has (a) initiated a review and assessment of its and each of its Subsidiaries' critical business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by the Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable as it may be modified from time to time as appropriate to complete implementation prior to January 1, 2000. Based on the foregoing, the Borrower believes that all of the Borrower's and its Subsidiaries' computer applications and devices containing imbedded computer chips ("Y2K Applications") that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, to be "Year 2000 Compliant"), except to the extent that a failure to do so is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries considered as a whole (a "Material Adverse Affect"). In addition, the Borrower has surveyed the material customers and vendors of it and its Subsidiaries (the "Material Third Parties") and, based solely on the information provided by the Material Third Parties , either (i) Borrower believes that all Y2K Applications that are material to the Material Third Parties' business and operations are reasonably expected on a timely basis to be Year 2000 Compliant except to the extent that a failure to do so is not reasonably expected to have a Material Adverse Effect; or (ii) to the extent Borrower does not so believe, Borrower is or will develop contingency plans to respond to any such failure of a Material Third Party to be Year 2000 Compliant so that no Material Adverse Effect will occur.

                                 ARTICLE 5

                                 COVENANTS

      The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

      Section 5.1 Information. The Borrower will deliver to the Administrative Agent and each of the Banks:

      (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing;

      (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year;

      (c) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (d) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (e) promptly upon the filing thereof, copies of all registration statements (other than exhibits thereto, pricing supplements and any registration statements (x) on Form S-8 or its equivalent or (y) in connection with asset securitization transactions) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

      (f) within five days after any officer of the Borrower at any time obtains knowledge that any representation or warranty set forth in
Section 4.6 would not be true if made at such time, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and

      (g) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

      Section 5.2   Maintenance of Property; Insurance.

      (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

      (b) The Borrower will maintain, and will cause each Significant Subsidiary to maintain with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or similar business as the Borrower or such Significant Subsidiary, and the Borrower will promptly furnish to the Administrative Agent and the Banks such information as to insurance carried as may be reasonably requested in writing by the Administrative Agent.

      Section 5.3   Conduct of Business and Maintenance of Existence.
The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.3 shall prohibit (i) any merger or consolidation involving the Borrower which is permitted by Section 5.6, (ii) the merger of a Significant Subsidiary into the Borrower or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Significant Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (iii) the termination of the corporate existence of any Significant Subsidiary if the
Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

      Section 5.4 Compliance with Laws. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      Section 5.5 Negative Pledge. The Borrower will not pledge or otherwise subject to any lien any property or assets of the Borrower unless the Notes and the obligations of the Borrower under this Agreement are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of the Borrower and its Consolidated Subsidiaries and also will not apply to:

      (a) the pledge of any assets of the Borrower to secure any financing by the Borrower of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which the Borrower reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

      (b) the pledge of receivables of the Borrower payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

      (c) any deposit of assets of the Borrower with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Borrower from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Borrower or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of the Borrower's business;

      (d) any lien or charge on any property of the Borrower, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

      (e) any lien in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

      (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

      (g) any lien to secure nonrecourse obligations in connection with the Borrower's engaging in leveraged or single-investor lease transactions; and

      (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (g), inclusive, of this
Section 5.5; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

      "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Borrower and its Consolidated Subsidiaries all as set forth on the most recent balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

      Section 5.6   Consolidations, Mergers and Sales of Assets.
The Borrower shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
              (i) the corporation formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation or entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Corporation") and shall expressly assume, by an amendment or supplement to this Agreement, signed by the Borrower and such Successor Corporation and delivered to the Administrative Agent, the Borrower's obligation with respect to the due and punctual payment of the principal of and interest on all the Notes and the due and punctual payment of all other amounts payable by the Borrower hereunder and the performance or observance of every covenant herein on the part of the Borrower to be performed or observed;
             (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Borrower as a result of such transaction as having been incurred by the Borrower at the time of such transaction, no Default shall have happened and be continuing;

              (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Borrower would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by
      Section 5.5 hereof, the Borrower or the Successor Corporation, as the case may be, take such steps as shall be necessary effectively to secure the Notes and the obligations of the Borrower under this Agreement equally and ratably with (or prior to) all indebtedness secured thereby; and

              (iv) the Borrower has delivered to the Administrative Agent a certificate signed by an executive officer and a written opinion or opinions of counsel satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such amendment or supplement to this Agreement complies with this Section 5.6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

      (b) Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with Section 5.6(a), the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the Notes with the same effect as if the Successor Corporation had been named as the Borrower therein and herein, and thereafter, the Borrower, except in the case of a lease of the Borrower's properties and assets, shall be released from its liability as obligor on any of the Notes and under this Agreement.

      Section 5.7 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes including, without limitation, the refunding of its maturing commercial paper. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                                  ARTICLE 6

                                  DEFAULTS

      Section 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

      (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within five days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

      (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.5, 5.6 or 5.7;

      (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

      (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

      (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Borrower or any Subsidiary or under any mortgage, indenture, fiscal agency agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Borrower or any Subsidiary and owing to a Person other than the Borrower or a Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the indebtedness when due and payable after the expiration of the greater of five days or any applicable grace period with respect thereto or shall have resulted in indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the amount of such indebtedness in the aggregate exceeds $10,000,000;

      (f) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

      (h) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

      (i) judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any Significant Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

      (j) the Borrower shall cease to be a TMC Consolidated Subsidiary; then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

      Section 6.2 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7

                           THE ADMINISTRATIVE AGENT
      Section 7.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      Section 7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     Section 7.3   Agent and Affiliates.  Bank of America, N.A.
shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Bank of America, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder. The Banks acknowledge that, pursuant to such activities, Bank of America, N.A. or its affiliates may receive information regarding the Borrower or its affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

      Section 7.4   Action by Agent.  The obligations of the
Administrative Agent hereunder are only those expressly set forth herein.
The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under the Notes unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Required Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 7.5   Consultation with Experts.  The Administrative
Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 7.6   Liability of Agent.  Neither the Administrative
Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) vis-a-vis any Bank, with the consent or at the request of the Required Banks or (ii) vis-a-vis any Person, in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      Section 7.7 Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section) that such indemnitees may suffer or incur in connection with this Agreement, the Existing Agreement, the Commitments, the use or contemplated use of the proceeds of any Loan, the relationship of the Borrower, the Administrative Agent and the Banks under this Agreement or any action taken or omitted by such indemnitees hereunder.

      Section 7.8 Credit Decision; Disclosure of Information by Administrative Agent. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent.

      Section 7.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks and the Borrower of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article 6; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Administrative Agent or the Banks.

      Section 7.10 Successor Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the written consent of the Borrower, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      Section 7.11 Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account all fees referred to in the letter agreement (the "Fee Letter") among the Borrower, the Administrative Agent and the Arranger dated August 13, 1999 and as otherwise may be agreed to in writing between the Borrower and the Administrative Agent, in each case at the times and in the amounts set forth in the Fee Letter or such other agreement.

      Section 7.12 	Syndication Agents; Documentation Agents; Sole Lead
Managers and Sole Book Managers. None of the Banks identified on the facing page or signature pages of this Agreement as a "documentation agent", "syndication agent" or "sole lead manager and sole book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all the Banks as such. Without limiting the foregoing, none of the Banks so identified as a "documentation agent", "syndication agent" or "sole lead manager and sole book manager" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                     ARTICLE 8

                              CHANGE IN CIRCUMSTANCES

      Section 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:
      (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

      (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which notice the Administrative Agent shall promptly give at such time), the obligations of the Banks to make or continue CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall Bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

      Section 8.2 Illegality. If, on or after the date of this Agreement, any Regulatory Change shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which notice such Bank shall promptly give at such time), the obligation of such Bank to make or continue Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

      Section 8.3   Increased Cost and Reduced Return.    If on
or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change") shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such

 Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

      (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less, which shall be deemed a change in the interpretation and administration of such requirements), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's Commitment hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

      (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail shall be conclusive if prepared reasonably and in good faith. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and
(b) of this Section 8.3, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) subject to clause (ii) below, any time or period commencing not more than 180 days prior to the date on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue.

      Section 8.4   Taxes.    For purposes of this Section 8.4,
the following terms have the following meanings:

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative

Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax (x) as to amounts payable in respect of any Money Market Loan, at the date of the related Money Market Quote and (y) as to any other amounts payable hereunder or under the Notes, at the time such Bank first becomes a party to this Agreement.

      "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note; provided that any such taxes applicable to a Money Market Loan shall constitute Other Taxes only to the extent attributable to a Regulatory Change on or after the date of the related Money Market Quote.

      (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

      (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

      (d) Each Bank (including each New Bank) organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter as required by law (but only so long as such Bank remains lawfully able to do so), shall provide the Administrative Agent and the Borrower with Internal Revenue Service Form W-8BEN, W-8ECI, 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying in conformity with applicable legal requirements that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

      (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under
Section 8.4(b) or 8.4(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request (at the expense of such Bank) to assist such Bank to recover such Taxes.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

      Section 8.5 Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

      (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

      (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

      Section 8.6 Substitution of Bank. If any Bank (i) has demanded compensation or other payment pursuant to Section 8.3 or 8.4 or
(ii) has determined that the making, maintenance or funding of any Euro-Dollar Loan has become unlawful or impermissible pursuant to Section 8.2 and, in the case of clause (i), similar demand for compensation or payment has not been made by all of the Banks, the Borrower shall have the right to designate an Assignee to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid facility fees in respect of such Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to

Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.

      Section 8.7 Consultation. Prior to giving notice pursuant to Section 8.2 or to demanding compensation or other payment pursuant to
Section 8.3 or 8.4, each Bank shall consult with the Borrower and the Administrative Agent with reference to the circumstances giving rise thereto; provided that nothing in this Section 8.7 shall limit the right of any Bank to require full performance by the Borrower of its obligations under such Sections.

                                  ARTICLE 9

                                MISCELLANEOUS

      Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
(x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received,
(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

      Section 9.2   No Waivers.  No failure or delay by the
Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 9.3   Expenses; Indemnification.    The Borrower
shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication, but subject to Section 9.3(c)) the fees and disbursements of outside counsel or the allocated cost of internal counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

      (b) Subject to Section 9.3(c), the Borrower agrees to indemnify the Administrative Agent, the Arranger and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of outside counsel (or the allocated cost of internal counsel) and settlement costs, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Commitments hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      (c) The Borrower shall not, in connection with any single proceeding or series of related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm or internal legal department (in addition to any local counsel) for all Indemnitees, such firm or internal legal department to be selected by the Administrative Agent; provided that if the an Indemnitee shall have reasonably concluded that (i) there may be legal defenses available to it which are different from or additional to those available to other Indemnitees and may conflict therewith or (ii) the representation of such Indemnitee and the other Indemnitees by the same counsel would otherwise be inappropriate under applicable principles of professional responsibility, such Indemnitee shall have the right to select and retain separate counsel to represent such Indemnitee in connection with such proceeding(s) at the expense of the Borrower.

      Section 9.4 Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      Section 9.5   Amendments and Waivers.  Any provision of this
Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks or an assignment made in accordance with Section 9.6(c)) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for
any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Notwithstanding the foregoing, increases in the Commitments in accordance with Section 2.16 shall not require the consent of any Bank other than the right of each Bank to consent to an increase in the amount of its Commitment as set forth in Section 2.16.

      Section 9.6   Successors and Assigns.    The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks and any attempted or purported assignment or transfer by the Borrower without the prior written consent of all Banks shall be null and void.

      (b) Subject to any limitations imposed by applicable law, any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of
Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest; provided that no Participant shall be entitled to receive any greater payment under Section 8.3 or 8.4 than the grantor Bank would have been entitled to receive. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

      (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (which proportionate part shall be in an amount at least equal to $25,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Administrative Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.
Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

      (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

      (e) No Assignee or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent (with disclosure to the Borrower at the time of the transfer of any greater payment which the transferee would then be entitled to demand under either Section 8.3 or 8.4) or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

      Section 9.7 Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      Section 9.8 Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      Section 9.9 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      Section 9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TOYOTA MOTOR CREDIT CORPORATION

By:  /s/ George E. Borst
   ----------------------
Title: Senior Vice President and
       General Manager
19001 South Western Avenue
P.O.  Box 2991
Torrance, California 90509-2991
Telex number:  37719707
Facsimile number:  310-787-6194

Commitment                              Bank
----------                              ----
$190,000,000                            BANK OF AMERICA, N.A.

                                        By: /s/ Alan H. Roche
                                           -------------------
                                           Title: Vice President


$180,000,000                            THE CHASE MANHATTAN BANK
                                        By: /s/ Frances L. Bonham
                                           -----------------------
                                           Title: Managing Director


$180,000,000                            THE BANK OF TOKYO-MITSUBISHI, LTD.

                                         By: /s/ Masato Sekino
                                            ------------------
                                            Title: Deputy General Manager


$180,000,000                             CITICORP USA, INC.

                                         By: /s/ Candi M. Halbert
                                             --------------------
                                             Title: Vice President


$140,000,000                             CREDIT SUISSE FIRST BOSTON

                                         By: /s/ Robert N. Finney
                                            ---------------------
                                            Title: Managing Director

                                         By: /s/ Jeffrey B. Ulmer
                                             ---------------------
                                             Title: Vice President


$80,000,000                              UBS AG, STAMFORD BRANCH

                                         By: /s/ Gregory Raue
                                             -----------------
                                             Title: Director

                                         By: /s/ Wilfred Saint
                                             ------------------
                                             Title: Associate Director
                                             Loan Portfolio Support, US

$80,000,000                              ABN AMRO BANK N.V.

                                         By: /s/ John A. Miller
                                             -------------------
                                             Title: Group Vice President

                                         By: /s/ Ellen M. Coleman
                                             ---------------------
                                             Title: Vice President

$80,000,000                              PARIBAS

                                         By: /s/ Carol Simon
                                             -----------------
                                             Title: Head, NY Credit Risk
                                               Financial Markets

                                         By: /s/ Jean Wehner
                                             -----------------
                                             Title: Senior Credit Officer


$80,000,000                              BARCLAYS BANK PLC

                                         By: /s/ L. Peter Yetman
                                             --------------------
                                             Title: Director


$80,000,000                              BBL INTERNATIONAL (U.K.) LIMITED

                                         By: /s/ M-C Swinnen
                                             ----------------
                                             Title: Authorised Signatory


$80,000,000                              MELLON BANK, N.A.

                                         By: /s/ John N. Cate
                                             -----------------
                                             Title: Vice President


$70,000,000                              DEUTSCHE BANK AG,
                                         NEW YORK BRANCH/CAYMAN ISLANDS
                                         BRANCH

                                         By: /s/ Oliver Schwarz
                                             -------------------
                                             Title: Assistant Vice President

                                         By: /s/ Stefan Hafke
                                             -----------------
                                             Title: Vice President

$40,000,000                                 THE SAKURA BANK, LIMITED,
                                            LOS ANGELES AGENCY

                                            By: /s/ Sumio Tanaka
                                               -----------------
                                            Title: Joint General Manager


$40,000,000                                 THE SANWA BANK, LIMITED,
                                            LOS ANGELES BRANCH

                                            By: /s/ Zenichi Muramoto
                                                --------------------
                                            Title: Senior Vice President &
                                                   Deputy General Manager


$40,000,000                                 THE TOKAI BANK, LIMITED,
                                            LOS ANGELES AGENCY

                                            By: /s/ Kosuke Furukawa
                                                -------------------
                                            Title: Joint General Manager


$40,000,000                                 THE BANK OF NEW YORK


                                            By: /s/ Jonathan Rollins
                                               ---------------------
                                            Title: Vice President



$40,000,000                                 WELLS FARGO BANK, N.A.


                                            By: /s/ Donald A Hartman
                                               ---------------------
                                            Title: Senior Vice President

                                            By: /s/ Catherine M. Wallace
                                               -------------------------
                                            Title: Vice President


$40,000,000                                 HSBC BANK USA


                                            By: /s/ John Rynne
                                               ---------------
                                            Title: Assistant Vice President

$40,000,000                                 BANK ONE, NA


                                            By: /s/ Noburo Hashimoto
                                               ---------------------
                                            Title: First Vice President




Total Commitments

$1,700,000,000
--------------
--------------


                                             BANK OF AMERICA, N.A.,
                                             as Administrative Agent


                                             By:/s/ David Price
                                                ----------------
                                             Title: Vice President
                                             Attention: David Price
                                             1455 Market Street, 12th Floor
                                             Mail Code CA5-701-12-09
                                             San Francisco, California 94103
                                             Phone number:  (415) 436-3496
                                             Facsimile number: (415) 503-5011
                                         Email: david.price@bankofamerica.com

The undersigned hereby agrees that, effective on the Effective Date, the undersigned shall resign as agent under the Existing Agreement and Bank of America, N.A. shall thereupon succeed to and become vested with all the rights and duties of the undersigned as agent under the Existing Agreement, and the undersigned shall be discharged from its duties and obligations thereunder.

                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Agent under the
                                     Existing Agreement
                                   By: /s/ Robert Bottamedi
                                      ---------------------
                                      Title: Vice President

                                                              EXHIBIT A
                                  NOTE
                                                Los Angeles, California
                                                                   19
                                                ------------------,  --

      For value received, Toyota Motor Credit Corporation, a California corporation (the "Borrower"), promises to pay to the order of
                                                               -----------
(the "Bank"), for the account of its Applicable Lending Office, on the Maturity Date (as defined in the Credit Agreement referred to below) the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., Agency Administrative Services 5596, 1850 Gateway Blvd., Mail Code CA4-706-05-09, Concord, California 94520-3282.

      All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Fourth Amended and Restated 364-Day Credit Agreement dated as of September 17, 1999 among the Borrower, the banks listed on the signature pages thereof and Bank of America, N.A., as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            TOYOTA MOTOR CREDIT CORPORATION

                                            By:
                                               ----------------------------
                                               Title:

                               SCHEDULE OF LOANS
                                                   Amount
                                                    Paid,
Date Made,                                         Prepaid,
Continued  Principal                    Duration  Continued  Unpaid  Notation
   or       Amount   Type of  Interest of Interest   or    Principal  Made
Converted  of Loan    Loan      Rate     Period   Converted  Amount    By
---------  -------   -------   ------    ------   ---------  ------    ---

                                                                 EXHIBIT B
                       Form of Money Market Quote Request
                                                                   [Date]
To:  Bank of America, N.A., as Administrative Agent
    (the "Administrative Agent")
From: Toyota Motor Credit Corporation

      Re: Fourth Amended and Restated 364-Day Credit Agreement (the "Credit
          Agreement") dated as of September 17, 1999 among the Borrower, the Banks listed on the signature pages thereof and the Administrative Agent

      We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                    ------------------
Principal Amount1                   Interest Period2
$

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Terms used herein have the meanings assigned to them in the Credit Agreement.

                                             TOYOTA MOTOR CREDIT CORPORATION
                                             By:
                                                ----------------------------
                                                Title:






---------------------------
1 Amount must be $50,000,000 or a larger multiple of $5,000,000.
2 Not less than one month (LIBOR Auction)or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                  EXHIBIT C
                     Form of Invitation for Money Market Quotes

To:  [Name of Bank]

Re: Invitation for Money Market Quotes to Toyota Motor Credit Corporation (the "Borrower")

      Pursuant to Section 2.3 of the Fourth Amended and Restated 364-Day Credit Agreement dated as of September 17, 1999 among the Borrower, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):
Date of Borrowing:
                    ------------------
Principal Amount                   Interest Period
$

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Please respond to this invitation by no later than [1:00 P.M.] [9:00 A.M.] (Pacific time) on [date].
                                  BANK OF AMERICA, N.A., as Administrative
                                     Agent
                                  By:
                                      --------------------------
                                      Authorized Officer

                                                               EXHIBIT D
                            Form of Money Market Quote
To:   Bank of America, N.A.,
      as Administrative Agent
Re:   Money Market Quote to Toyota Motor Credit Corporation (the "Borrower")

      In response to your invitation on behalf of the Borrower dated
             19   , we hereby make the following Money Market Quote on the
------------,  ---
following terms:
1.   Quoting Bank:
                    --------------------------------
2.   Person to contact at Quoting Bank:
---------------------------
3.   Date of Borrowing:                      *
                         --------------------
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

 Principal      Interest       Money Market
  Amount**       Period        [Margin****]         [Absolute Rate*****]


$



$



[Provided, that the aggregate principal amount of Money Market Loans
for which the above offers may be accepted shall not exceed $            .]**
                                                             ------------


----------------
*As specified in the related Invitation.
**Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offer exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
***Not less than one month or less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period. ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/100,000 of 1%) and specify whether "PLUS" or "MINUS".
*****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Fourth Amended and Restated 364-Day Credit Agreement dated as of September 17, 1999 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                            Very truly yours,
                                            [NAME OF BANK]

Dated:                  By:
      ---------------      --------------------------
                           Authorized Officer

                                                           EXHIBIT E
                                  OPINION OF
                          COUNSEL FOR THE BORROWER

To the Banks and the Administrative Agent
Referred to Below
c/o Bank of America, N.A., as Administrative Agent
Attention: David Price
1455 Market Street, 12th Floor
Mail Code CA5-701-12-09
San Francisco, California 94103

          Re:  Credit Agreement

Ladies and Gentlemen:

      I and my staff have acted as counsel for Toyota Motor Credit Corporation (the "Borrower") in connection with the Fourth Amended and Restated 364-Day Credit Agreement (the "Credit Agreement") dated as of September 17, 1999 among the Borrower, the banks listed on the signature pages thereof and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.1(c) of the Credit Agreement.

      I am General Counsel of the Borrower and as such I, or members of my staff, have participated in the negotiation of the Credit Agreement. I, or members of my staff, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public official and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing and in reliance thereon, I am of the opinion, subject to the assumptions and limitations set forth herein, that:

      1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of California, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Borrower or of any debt instrument or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries.

      3. The Credit Agreement and the Notes are governed, by their terms, by New York law. I express no opinion on the enforceability of the Loan Documents under New York law. If California law were to apply, the Credit Agreement would constitute a valid and binding agreement of the Borrower and each Note would constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

      4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

      5. Each of the Borrower's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      The opinion set forth in paragraph 3 is subject to: (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) limitations on the remedy of specific performance and injunctive and other forms of equitable relief due to the possible existence of equitable defenses or due to the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances of provisions to the effect that failure to exercise, or delay in exercising, rights or remedies will not operate as a waiver of any such right or remedy,
(iv) limitations based upon statutes or upon public policy limiting a person's right to waive the benefits of statutory provisions or of a common law right, (v) limitations on the right of a lender to exercise remedies or impose penalties for late payments or other defaults by a borrower, if it is determined that (a) either the defaults are not material, such penalties bear no reasonable relation to the damage suffered by the lender as a result of such delinquencies or defaults, or it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (b) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing, (vi) the unenforceability under certain circumstances, under California or federal law or court decisions, of provisions releasing a party from, or indemnifying a party against, liability for its own wrongful or negligent acts or where such release or indemnification is contrary to public policy, (vii) the effect of California law, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause of a contract which the court finds to have been unconscionable at the time it was made, or an unfair portion of an adhesion contract, (viii) the effect of California law, which provides that when a contract permits one party to a contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees,
(ix) compliance with, and limitations imposed by, procedural requirements of state law, including California Commercial Code Sections 951 et seq., relating to the exercise of remedies by a lender; and (x) limitations under California law as to the right to retain or collect unearned interest. The foregoing limitations, however, do not render the Credit Agreement and the Notes invalid as a whole, and there exists, in the Credit Agreement and the Notes or pursuant to applicable law, legally adequate remedies for the realization of the principal benefits intended to be provided by the Credit Agreement and the Notes.

      I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America. In giving the foregoing opinion, (i) I express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of California) in which any Bank is located which limits the rate of interest that such Bank may charge or collect; (ii) I have assumed, without independent investigation, that the execution, delivery and performance by the Banks of the Credit Agreement and the Notes are within the Bank's corporate powers and have been duly authorized by all necessary corporate action; and (iii) I have assumed, without independent investigation, that each of the Banks is a "bank" within the meaning of
Article XV, Section 1 of the Constitution of the State of California.

      The references in this opinion to facts based on the "best of my knowledge" refer only to my own actual, present knowledge and the knowledge of the members of my staff who have given substantive consideration to the matters referred to herein.

      This opinion is furnished by me as General Counsel for the Borrower to you in connection with the Credit Agreement, is solely for your benefit and may not be relied upon by any other person without my prior written consent.

                                            Respectfully submitted,


                                            Alan Cohen
                                            General Counsel

                                                               EXHIBIT F
                                   OPINION OF
              ORRICK, HERRINGTON & SUTCLIFFE LLP, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT

To the Banks and the Administrative Agent
Referred to Below
c/o Bank of America, N.A., as Administrative Agent
Attention: David Price
1455 Market Street, 12th Floor
Mail Code CA5-701-12-09
San Francisco, California 94103

Dear Sirs:

      We have participated in the preparation of the Fourth Amended and Restated 364-Day Credit Agreement (the "Credit Agreement") dated as of September 17, 1999 among Toyota Motor Credit Corporation, a California corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.1(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) we have assumed, without independent investigation, that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                         Very truly yours,

                                                            EXHIBIT G
                   ASSIGNMENT AND ASSUMPTION AGREEMENT

      AGREEMENT dated as of            19   among [ASSIGNOR] (the
                            ---------,   --
"Assignor"), [ASSIGNEE] (the "Assignee"), TOYOTA MOTOR CREDIT CORPORATION (the "Borrower") and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

                          W I T N E S S E T H

      WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Fourth Amended and Restated 364-Day Credit Agreement dated as of September 17, 1999 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit
Agreement");

      WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at
any time outstanding not to exceed $          ;
                                    ----------

      WHEREAS, Committed Loans made to the Borrower by the Assignor under the
Credit Agreement in the aggregate principal amount of $           are
                                                       ----------
outstanding at the date hereof; and

      WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned
                                                 ----------
Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

      SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

      SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them1. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

      [SECTION 4.  Consent of the Borrower and the Administrative Agent.
This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.6(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

      SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

      SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


-----------
1 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                                  [ASSIGNOR]

                                            By
                                              ----------------------
                                                 Title:

                                                  [ASSIGNEE]

                                            By
                                              ----------------------
                                                 Title:

                                            TOYOTA MOTOR CREDIT CORPORATION

                                            By
                                              ----------------------
                                                 Title:

                                     BANK OF AMERICA, N.A., as Administrative
                                     Agent

                                            By
                                              ----------------------
                                                 Title:

                               TABLE OF CONTENTS
                                                                       Page

ARTICLE 1   Definitions                                                  1
   Section 1.1   Definitions                                             1
   Section 1.2   Accounting Terms and Determinations                     9
   Section 1.3   Types of Borrowings                                     9
ARTICLE 2   THE CREDITS                                                 10
   Section 2.1   Commitments to Lend; Changes in Commitments            10
   Section 2.2   Notice of Committed Borrowing                          10
   Section 2.3   Money Market Borrowings                                10
   Section 2.4   Continuation and Conversion Elections                  13
   Section 2.5   Notice to Banks:  Funding of Loans                     14
   Section 2.6   Notes                                                  15
   Section 2.7   Interest Rates                                         16
   Section 2.8   Facility Fee                                           18
   Section 2.9   Optional Termination or Reduction of Commitments       19
   Section 2.10  Scheduled Termination of Commitments; Maturity of Loans19
   Section 2.11  Optional Prepayments                                   19
   Section 2.12  General Provisions as to Payments                      20
   Section 2.13  Funding Losses                                         20
   Section 2.14  Computation of Interest and Fees                       20
   Section 2.15  Extension of Maturity Date                             21
   Section 2.16  Increases in Commitments                               21
ARTICLE 3   CONDITIONS                                                  22
   Section 3.1   Effectiveness                                          22
   Section 3.2   Borrowings; Continuations; Conversions                 23
ARTICLE 4   REPRESENTATIONS AND WARRANTIES                              24
   Section 4.1   Corporate Existence and Power                          24
   Section 4.2   Corporate and Governmental Authorization; No
                 Contravention                                          24
   Section 4.3   Binding Effect                                         24
   Section 4.4   Financial Information                                  25
   Section 4.5   Litigation                                             25

                               TABLE OF CONTENTS
                                  (continued)
                                                                       Page
   Section 4.6   Compliance with ERISA                                  25
   Section 4.7   Environmental Matters                                  25
   Section 4.8   Taxes                                                  26
   Section 4.9   Subsidiaries                                           26
   Section 4.10  Not an Investment Company                              26
   Section 4.11  Full Disclosure                                        26
   Section 4.12  Year 2000                                              26
ARTICLE 5        COVENANTS                                              27
   Section 5.1   Information                                            27
   Section 5.2   Maintenance of Property; Insurance                     28
   Section 5.3   Conduct of Business and Maintenance of Existence       28
   Section 5.4   Compliance with Laws                                   28
   Section 5.5   Negative Pledge                                        28
   Section 5.6   Consolidations, Mergers and Sales of Assets            30
   Section 5.7   Use of Proceeds                                        31
ARTICLE 6        DEFAULTS                                               31
   Section 6.1   Events of Default                                      31
   Section 6.2   Notice of Default                                      33
ARTICLE 7        THE ADMINISTRATIVE AGENT                               33
   Section 7.1   Appointment and Authorization                          33
   Section 7.2   Delegation of Duties                                   33
   Section 7.3   Agent and Affiliates                                   33
   Section 7.4   Action by Agent                                        33
   Section 7.5   Consultation with Experts                              34
   Section 7.6   Liability of Agent                                     34
   Section 7.7   Indemnification                                        34
   Section 7.8   Credit Decision; Disclosure of Information by Administrative
        Agent                                                           34
   Section 7.9   Notice of Default                                      35
   Section 7.10  Successor Agent                                        35
   Section 7.11  Agent's Fee                                            35

                                  TABLE OF CONTENTS
                                    (continued)
                                                                       Page


   Section 7.12  Syndication Agents; Documentation Agents; Sole Lead Managers
                 and Sole Book Managers                                 35
ARTICLE 8        CHANGE IN CIRCUMSTANCES                                36
   Section 8.1   Basis for Determining Interest Rate Inadequate or
                 Unfair                                                 36
   Section 8.2   Illegality                                             36
   Section 8.3   Increased Cost and Reduced Return                      37
   Section 8.4   Taxes                                                  38
   Section 8.5   Base Rate Loans Substituted for Affected Fixed Rate
                 Loans                                                  40
   Section 8.6   Substitution of Bank                                   40
   Section 8.7   Consultation                                           40
ARTICLE 9        MISCELLANEOUS                                          40
   Section 9.1   Notices                                                40
   Section 9.2   No Waivers                                             41
   Section 9.3   Expenses; Indemnification                              41
   Section 9.4   Sharing of Set-offs                                    42
   Section 9.5   Amendments and Waivers                                 42
   Section 9.6   Successors and Assigns                                 42
   Section 9.7   Collateral                                             44
   Section 9.8   Governing Law; Submission to Jurisdiction              44
   Section 9.9   Counterparts; Integration                              44
   Section 9.10  WAIVER OF JURY TRIAL                                   44


Schedule I - Designated Credit Facilities                                1
Exhibit A  -  Note                                                     A-1
Exhibit B  -  Money Market Quote Request                               B-1
Exhibit C  -  Invitation for Money Market Quotes                       C-1
Exhibit D  -  Money Market Quote                                       D-1
Exhibit E  -  Opinion of Counsel for the Borrower                      E-1
Exhibit F  -  Opinion of Special Counsel for the Administrative Agent  F-1
Exhibit G  -  Assignment and Assumption Agreement                      G-1